Exhibit A-5

TRANSLINK MANAGEMENT CORPORATION
(a Delaware Corporation)

SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of          , 200  , by and between TRANSLink Management Corporation, a Delaware corporation (the “Corporation”), and          , a          (“Subscriber”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in that certain Schedule of Definitions for Corporate Agreements, attached hereto as Schedule A.

          WHEREAS, Subscriber desires to purchase, and the Corporation desires to sell,     shares of the Corporation’s [Class A Common Stock] [Class B Common Stock] [Class C Common Stock], par value $     per share (the “Stock”).

          NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1.    Authorization of Stock. The Corporation has authorized the issuance and sale to Subscriber of      shares of Stock, in the aggregate, having the rights set forth in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

          2.    Purchase and Sale of Stock. Upon execution of this Agreement, the Corporation shall sell to Subscriber, and Subscriber shall purchase from the Corporation,      shares of Stock at a purchase price of $          per share for an aggregate purchase price of $     (the “Purchase Price”). Subscriber has paid, or on the date hereof shall pay, to the Corporation, the Purchase Price for each share of Stock to be purchased by Subscriber by cashier’s, certified or personal check or in such other manner as the Corporation has designated to Subscriber. Within thirty (30) days of the date hereof, the Corporation shall deliver or cause to be delivered to Subscriber stock certificates representing the shares of Stock purchased by Subscriber, registered in Subscriber’s name.

          3.    Representations and Warranties of Subscriber. As a material inducement to the Corporation to enter into this Agreement and to consummate the transactions contemplated hereby, Subscriber represents and warrants to the Corporation that:

          (a)   Authorization; No Breach. This Agreement constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, do not and shall not (i) violate in any material respect any Order, law, regulation, writ, decree or award binding on Subscriber or require the approval of any Governmental Authority (which has not been obtained), (ii) violate in any material respect, or require the approval of any third-party (which has not been obtained) pursuant to, any material instrument or agreement to which Subscriber is a party or is subject, or by which Subscriber or any of its assets is bound, or conflict with or constitute a material default thereunder, or (iii) result in the creation or imposition of any lien pursuant to the terms of any such instrument or agreement referred to in clause (ii) of this Section 3(a).

          (b)   Investment Representations. Subscriber understands that the Stock has not been registered under the securities or similar laws of any foreign, federal, state or other jurisdiction, and are offered in reliance on exemptions therefrom. Subscriber understands that neither the U.S. Securities and Exchange Commission nor any other federal or state agency or governmental or regulatory authority of any foreign jurisdiction has recommended, approved or endorsed the purchase of the Stock. Subscriber hereby represents that:

               (i)   Subscriber understands and acknowledges that the Corporation is entering into this Agreement with Subscriber in reliance upon Subscriber’s representation to the Corporation, which Subscriber’s execution of this Agreement hereby confirms, that Subscriber is acquiring the Stock for Subscriber’s own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and Subscriber will not dispose of the Stock in contravention of the Securities Act or any applicable state or foreign securities laws;

               (ii)   Subscriber understands and acknowledges that the offering of the Stock pursuant to this Agreement will not be registered under the Securities Act (or under the securities or similar laws of any foreign, federal, state or other jurisdiction) on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Regulation D promulgated thereunder, and that the Corporation’s reliance upon such exemption is predicated upon Subscriber’s representations set forth in this Agreement.

               (iii)   Subscriber acknowledges and agrees that the Stock must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Corporation, the resale occurring after the required holding period, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

               (iv)   Subscriber represents that: (A) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (B) it is able to fend for itself, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock; (C) it has the ability to bear the economic risks of its prospective investment; (D) it is able, without materially impairing its financial condition, to hold the Stock, for an indefinite period of time and to suffer complete loss on its investment; (E) it is a resident of the state indicated for Subscriber on the signature page hereto; (F) there have been no representations as to the possible future value, if any, of the Stock; and (G) it has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Stock hereunder and has received or had made available to it all the information it has requested from the Corporation and considers necessary or appropriate for deciding whether to purchase the Stock, including the Corporation’s Certificate of Incorporation and Bylaws.

          (c)   FERC Ruling. Subscriber has received a written Order from FERC setting forth that Subscriber is not a Market Participant, a copy of which is attached hereto. [This representation and warranty solely applies with respect to the Corporation’s issuance of its Class C Common Stock]

          4.    Restrictive Legends. The certificate representing the Stock shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON , 200 , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

“THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A CERTAIN STOCKHOLDERS’ AGREEMENT. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.”

“THE BYLAWS OF THE CORPORATION PROHIBIT (I) PERSONS WHO ARE MARKET PARTICIPANTS WITH RESPECT TO TRANSLINK TRANSMISSION COMPANY, LLC (“TRANSLINK”) (INCLUDING MEMBERS OF TRANSLINK AND THEIR AFFILIATES, COLLECTIVELY, “RESTRICTED PERSONS”) FROM HAVING THE ABILITY, BY CONTRACT OR OTHERWISE, TO DIRECT THE EXERCISE OF VOTING RIGHTS OF (COLLECTIVELY “VOTING”) MORE THAN 4.99% OF THE OUTSTANDING CLASS A COMMON STOCK OF THE CORPORATION DURING THE FIVE YEAR PERIOD AFTER THE OPERATIONS DATE, (II) CERTAIN CLASSES OF MARKET PARTICIPANTS DESCRIBED IN THE CORPORATION’S BYLAWS FROM VOTING IN THE AGGREGATE MORE THAN 15% OF THE OUTSTANDING CLASS A COMMON STOCK OF THE CORPORATION DURING SUCH FIVE YEAR PERIOD, (III) ANY RESTRICTED PERSON FROM VOTING ANY CLASS A COMMON STOCK OF THE CORPORATION AFTER THE DATE THAT IS FIVE YEARS FROM THE OPERATION’S DATE WITHOUT PRIOR FERC APPROVAL, (IV) ANY RESTRICTED PERSON THAT OWNS CLASS B COMMON STOCK FROM VOTING FOR IN EXCESS OF 4.99% OF THE TOTAL NUMBER OF DIRECTORS OF THE CORPORATION, (V) A CLASS OF MARKET PARTICIPANTS THAT OWNS CLASS B COMMON STOCK FROM VOTING FOR IN EXCESS OF 15% OF THE TOTAL NUMBER OF DIRECTORS OF THE CORPORATION, AND (VI) ANY RESTRICTED PERSON FROM OWNING, DIRECTLY OR INDIRECTLY, ANY CLASS C COMMON STOCK OF THE CORPORATION. ANY TRANSFER OR ATTEMPTED OR PURPORTED TRANSFER OF ANY SHARES OF CAPITAL STOCK OF THE CORPORATION IN VIOLATION OF THE FOREGOING PROHIBITION IS VOID, AND ANY PERSON WHO HOLDS CAPITAL STOCK OF THE CORPORATION IN VIOLATION OF THE FOREGOING PROHIBITION WILL FORFEIT SUCH PERSON’S RIGHT TO RECEIVE DIVIDENDS AND TO VOTE WITH RESPECT TO SUCH CAPITAL STOCK. REFERENCE IS HEREBY MADE TO THE CORPORATION’S CERTIFICATE OF INCORPORATION AND BYLAWS FOR THE SPECIFIC TERMS OF THE PROHIBITION.

          5.    Miscellaneous Provisions.

          (a)   Stockholders’ Agreement. Subscriber hereby agrees and acknowledges that Subscriber shall execute that certain Stockholders’ Agreement, dated          , 200  , by and among the Corporation and the other signatories thereto.

          (b)   Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by certified mail in any such case directed or addressed to the respective addresses set forth on the signature page hereto (iv) transmitted by facsimile to the facsimile number set forth on the signature page hereto, with receipt confirmed. Such notices shall be effective: (a) in the case of hand deliveries, when received; (b) in the case of an overnight delivery service, on the next Business Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of certified mail, upon receipt of the written signature card indicating acceptance by addressee; and (d) in the case of facsimile notices, the Business Day following the date on which electronic indication of receipt is received. Any party may change its address and facsimile number by written notice to the other party given in accordance with this Section 5(b).

          (c)   Entire Agreement. This Agreement and any Schedules or Exhibits attached hereto (together with the Definitive Agreements, as applicable) shall constitute the entire agreement between the parties relating to the subject matter hereof and shall supersede all prior contracts, agreements and understandings between them relating to such matters.

          (d)   Construction Principles. As used in this Agreement, words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.

          (e)   Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

          (f)   Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the parties’ expectations regarding this Agreement. Otherwise, the parties hereto agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

          (g)   Assignment; Binding Effect. No party may assign this Agreement in whole or in part without the prior written consent of all of the other party. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

          (h)   Additional Documents and Acts. Each party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

          (i)   No Third Party Beneficiary. This Agreement is made solely for the benefit of the parties hereto and their successors and permitted assigns and no other person or entity shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

          (j)   Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, such remedy being in addition to any other remedy to which any such party may be entitled at law or in equity.

          (k)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

          (l)   Dispute Resolution.

               (i)   Generally. Any dispute or controversy as may arise out of or relating to this Agreement, including any question regarding its existence, validity or construction shall be resolved as follows: (i) prior to the initiation of any action before a Governmental Authority, such dispute or controversy shall be subject to the alternative dispute resolution process set forth in Section 5(l)(ii) below; and (ii) thereafter, such dispute or controversy may be submitted to any Governmental Authority having jurisdiction under applicable law.

               (ii)   Alternative Dispute Resolution Process. To the fullest extent permitted by applicable law, any dispute or controversy arising out of or relating to this Agreement, or any breach thereof, shall be referred to one or more designated representatives of each party in dispute for resolution on an informal basis as promptly as practicable. In the event the designated representatives are unable to resolve the dispute within thirty (30) days or such other period as the affected parties may agree upon, the alternative dispute resolution process set forth herein shall terminate.

          (m) Amendment. The provisions of this Agreement may be amended,

modified, assigned, or waived only with the prior written consent of the Corporation and Subscriber.

[Signatures appear on the following page]

          IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the date first written above.

“CORPORATION”

TRANSLINK MANAGEMENT CORPORATION

By:

Name:

Title:

Address:

Fax No.:

“SUBSCRIBER”

By:

Name:

Title:

Address:

Fax No.:

Schedule A

Schedule of Definitions for Corporate Agreements